EXCHANGE AGREEMENT

BETWEEN

THE FLOORING ZONE, INC.

AND

MICHAEL CARROLL

DATED JUNE 30, 2008

TABLE OF CONTENTS

EXCHANGE AGREEMENT	1
Agreement	1
Section 1 - Cancellation of Flooring Zone Stock	1
Section 2 - Transfer of Flooring Zone of Georgia Stock	1
Section 3 - Closing	2
Section 4 - Representations and Warranties by Flooring Zone	3
Section 5 - Representations and Warranties by Carroll	7
Section 6 - Access and Information	8
Section 7 - Covenants of Flooring Zone	9
Section 8 - Covenants of Carroll	10
Section 9 - Additional Covenants of the Parties	10
Section 10 - Survival of Representations, Warranties and Covenants	11
Section 11 - Conditions Precedent to Obligations of Parties	11
Section 12 - Termination, Amendment, Waiver	14
Section 13 - Miscellaneous	15

SCHEDULE LIST

EXCHANGE AGREEMENT

This Exchange Agreement (“Agreement”) is entered into as of this 30th day of June 2008 by and between MICHAEL CARROLL, an individual resident in the State of Georgia, (“Carroll”) and THE FLOORING ZONE, INC., a Nevada corporation (“Flooring Zone”) being the sole shareholder of THE FLOORING ZONE OF GEORGIA, INC., a Georgia corporation (“FZ Georgia”) on the date this Agreement is executed.

PLAN OF EXCHANGE

The transaction contemplated by this Agreement is intended to be an exchange whereby Carroll will acquire 100% of FZ Georgia’s issued and outstanding common stock, $0.001 par value (the “FZ Georgia Stock”) in exchange for cancellation of and return to the Company of 3,344,900 shares of Flooring Zone common stock, $0.001 par value owned by Carroll (the “Flooring Zone Stock”). Upon the consummation of the exchange transaction and transfer of the Stock as set forth in Section 2 hereinbelow, Carroll will hold all of the then-outstanding common stock of FZ Georgia. The exchange transaction will result in FZ Georgia no longer being a subsidiary of Flooring Zone.

AGREEMENT

Section 1

Cancellation of Flooring Zone Stock

1.1

As of the date of Closing as such term is defined in Section 3 herein (the “Closing” or the “Closing Date”), Carroll shall transfer, assign, convey and deliver to Flooring Zone on the Closing Date, 3,344,900 shares of issued and outstanding Flooring Zone Stock owned by Carroll, duly authorized and with instructions that such shares shall be cancelled and returned to the treasury of the Company. The transfer of the Flooring Zone Stock shall be made free and clear of all liens, mortgages, pledges, encumbrances or charges, whether disclosed or undisclosed, except as Carroll and Flooring Zone shall have otherwise agreed in writing.

Section 2

Transfer of Flooring Zone of Georgia Stock

2.1

As consideration for the transfer, assignment, conveyance and delivery of the Flooring Zone Stock as described in subsection 1.1 above, Flooring Zone shall, at the Closing, deliver to Carroll 98,000,000 shares of common stock of FZ Georgia (the “FZ Georgia Stock”), which shall represent all of the issued and outstanding common stock of FZ Georgia.

2.2

The transfer of the FZ Georgia Stock shall be made free and clear of all liens, mortgages, pledges, encumbrances or charges, whether disclosed or undisclosed, except as Carroll and Flooring Zone shall have otherwise agreed in writing. As provided herein, and immediately prior to the Closing, FZ Georgia shall have issued and outstanding: (i) not more than 98,000,000 shares of Common Stock; and (ii) shall have no preferred stock or other securities issued and outstanding.

2.3

None of the FZ Georgia Stock transferred to Carroll, hereunder shall, at the time of Closing, be registered under federal securities laws but, rather, shall be deemed acquired from an affiliate of the issuer and be considered “restricted stock” within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Act”). All of such shares shall bear a legend worded substantially as follows:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”) and are ‘restricted securities’ as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.”

The Flooring Zone Stock being delivered by Carroll for cancellation shall likewise be considered restricted stock.

The transfer agent of FZ Georgia shall annotate their records to reflect the restrictions on transfer embodied in the legend set forth above. There shall be no requirement that Flooring Zone register the FZ Georgia Stock under the Act, nor shall Carroll be required to register any Flooring Zone Stock under the Act.

Section 3

Closing

3.1

Closing of Transaction. Subject to the fulfillment or waiver of the conditions precedent set forth in Section 11 hereof, the Closing shall take place on the Closing Date at the offices of Poulton & Yordan, Attorneys at Law, 324 South 400 West, Suite 250, Salt Lake City, Utah 84101, at 10:00 A.M., local time, or at such other time on the Closing Date as Carroll and Flooring Zone mutually agree in writing.

3.2

Closing Date. The Closing Date of the Exchange shall take place on the date of this Agreement or such other date chosen by mutual agreement of Carroll and Flooring Zone within forty-five (45) days from the date of this Agreement, or such later date as Carroll and Flooring Zone may mutually agree in writing, or as extended pursuant to subsection 12.1(b) hereinbelow.

3.3	Deliveries at Closing.

(a)	Flooring Zone shall deliver or cause to be delivered to Carroll at Closing:

(1)	certificates representing all shares, or an amount of shares acceptable to Carroll, of FZ Georgia as described in Section 1, each endorsed in blank by the registered owner;

(2)	a copy of a consent of Flooring Zone’s board of directors authorizing Flooring Zone to take the necessary steps toward Closing the transaction described by this Agreement;

(3)	True and correct copies of the Articles of Incorporation and Bylaws of FZ Georgia as of the Closing Date;

(4)	such other documents, instruments or certificates as shall be reasonably requested by Carroll or his counsel.

(b)	Carroll shall deliver or cause to be delivered to Flooring Zone at Closing:

(1)

certificates representing 3,344,900 shares of Flooring Zone currently registered in the name of Carroll as described in Section 1, each endorsed in blank by Carroll, the registered owner, with instructions to cancel the shares and return them to the treasury of the Company;

(2)	such other documents, instruments or certificates as shall be reasonably requested by Flooring Zone or its counsel.

3.4	Filings; Cooperation.

(a)

Prior to the Closing, the parties shall proceed with due diligence and in good faith to make such filings and take such other actions as may be necessary to satisfy the conditions precedent set forth in Section 11 below.

(b)

On and after the Closing Date, Carroll and Flooring Zone shall, on request and without further consideration, cooperate with one another by furnishing or using their best efforts to cause others to furnish any additional information and/or executing and delivering or using their best efforts to cause others to execute and deliver any additional documents and/or instruments, and doing or using their best efforts to cause others to do any and all such other things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

Section 4

Representations and Warranties by Flooring Zone

4.1

Subject to the schedule of exceptions, attached hereto and incorporated herein by this reference, (which schedules shall be acceptable to Carroll), Flooring Zone represents and warrants to Carroll as follows:

(a)

Organization and Good Standing of FZ Georgia. The Articles of Incorporation of FZ Georgia, a Georgia corporation, and all Amendments thereto as presently in effect, and the Bylaws of FZ Georgia, as presently in effect, have been delivered to Carroll and are complete and correct and since the date of such delivery, there has been no amendment, modification or other change thereto.

(b)

Capitalization. FZ Georgia’s authorized capital stock is 100,000,000 shares of $0.001 par value common stock, of which 98,000,000 shares are issued and outstanding prior to the Closing Date, and held of record by Flooring Zone. All of such outstanding shares are validly issued, fully paid and non-assessable. There are no outstanding options or warrants for FZ Georgia common stock. All securities issued by FZ Georgia as of the date of this Agreement have been issued in compliance with all applicable securities laws. Except as set forth in Schedule 4.1 (b), no other equity securities or debt obligations of FZ Georgia are authorized, issued or outstanding.

(c)

Subsidiaries. Other than as set forth in Schedule 4.1 (c), FZ Georgia has no subsidiaries and no other investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever.

(d)

Financial Statements. As all operations of Flooring Zone since inception have been carried out through FZ Georgia, Flooring Zone will deliver to Carroll, prior to Closing, a copy of Flooring Zone’s unaudited financial statements for the three months ended March 31, 2008, which will be true and complete and will have been prepared in conformity with generally accepted accounting principles and audited financial statements for the fiscal year ended December 31, 2007 prepared in compliance with U.S. GAAP and GAAS. Other than changes in the usual and ordinary conduct of the business since March 31, 2008 or as set forth in Schedule 4.1 (d), there have not been and, at the Closing Date, there will be no material adverse changes in such financial statements.

(e)

Liabilities. Except as set forth in Schedule 4.1(e), all of the liabilities reflected in the March 31, 2008 Flooring Zone Financial Statements are liabilities of FZ Georgia. Except as set forth in Schedule 4.1(e), these liabilities will remain the liabilities of FZ Georgia following the transactions described herein and will not be assumed by Flooring Zone.

(f)

Absence of Undisclosed Liabilities. Except as set forth in Schedule 4.1(f), neither FZ Georgia nor its subsidiaries has any liabilities which are not adequately reflected or reserved against in the Flooring Zone Financial Statements or otherwise reflected in this Agreement and FZ Georgia shall not have, as of the Closing Date, any liabilities (secured or unsecured and whether accrued, absolute, direct, indirect or otherwise) which were incurred after March 31, 2008, and would be individually or in the aggregate, material to the results of operations or financial condition of FZ Georgia as of the Closing Date.

(g)

Litigation. Except as set forth in Schedule 4.1(g), there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against FZ Georgia or its subsidiary or its properties. Except as disclosed in Schedule 4.1(g), there are no actions, suits or proceedings pending, or, to the knowledge of Flooring Zone, threatened against or affecting FZ Georgia or its affiliated companies, any of its officers or directors relating to their positions as such, or any of its properties, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in connection with the business, operations or affairs of FZ Georgia or its affiliated companies which might result in any material adverse change in the operations or financial condition of FZ Georgia, or which might prevent or materially impede the consummation of the transactions under this Agreement.

(h)

Compliance with Laws. To the best of its knowledge, the operations and affairs of FZ Georgia and its affiliated companies do not violate any law, ordinance, rule or regulation currently in effect, or any order, writ, injunction or decree of any court or governmental agency, the violation of which would substantially and adversely affect the business, financial conditions or operations of such affiliated companies or FZ Georgia .

(i)	Absence of Certain Changes. Except as set forth in Schedule 4.1(i), or otherwise disclosed in writing to Carroll, since March 31, 2008,

(i)	FZ Georgia has not entered into any material transaction;
(ii)

there has been no change in the condition (financial or otherwise), business, property, prospects, assets or liabilities of FZ Georgia as shown on the Flooring Zone Financial Statement, other than changes that both individually and in the aggregate do not have a consequence that is materially adverse to such condition, business, property, prospects, assets or liabilities;

(iii)

there has been no damage to, destruction of or loss of any of the properties or assets of FZ Georgia (whether or not covered by insurance) materially and adversely affecting the condition (financial or otherwise), business, property, prospects, assets or liabilities of FZ Georgia;

(iv)

FZ Georgia has not declared, or paid any dividend or made any distribution on its capital stock, redeemed, purchased or otherwise acquired any of its capital stock, granted any options to purchase shares of its stock, or issued any shares of its capital stock except as described in Schedule 4.1(i);

(v)	there has been no material change, except in the ordinary course of business, in the contingent obligations of FZ Georgia by way of guaranty, endorsement, indemnity, warranty or otherwise;
(vi)	there have been no loans made by FZ Georgia to its employees, officers or directors;
(vii)	there has been no waiver or compromise by FZ Georgia of a valuable right or of a material debt owed to it;
(viii)	there has been no extraordinary increase in the compensation of any of FZ Georgia’s employees;
(ix)	there has been no agreement or commitment by FZ Georgia to do or perform any of the acts described in this Section 4.1(i); and

(x)

there has been no other event or condition of any character, which might reasonably be expected either to result in a material and adverse change in the condition (financial or otherwise), business, property, prospects, assets or liabilities of FZ Georgia or to impair materially the ability of FZ Georgia to conduct the business now being conducted.

(j)

Employees. Except as set forth in Schedule 4.1(j), there are no collective bargaining, bonus, profit sharing, compensation, or other plans, agreements or arrangements between FZ Georgia and any of its directors, officers or employees and there is no employment, consulting, severance or indemnification arrangements, agreements or understandings between FZ Georgia on the one hand, and any current or former directors, officers or employees of FZ Georgia on the other hand.

(k)

Assets. Except as set forth in Schedule 4.1(k), all of the assets reflected in the March 31, 2008 Flooring Zone Financial Statements or acquired and held as of the Closing Date, are owned by or will be transferred to Flooring Zone on the Closing Date.

(l)

Tax Matters. Other than as set forth in Schedule 4.1(l), all federal, foreign, state and local tax returns, reports and information statements required to be filed by or with respect to the activities of FZ Georgia and its subsidiary have been timely filed. Since March 31, 2008, FZ Georgia has not incurred any liability with respect to any federal, foreign, state or local taxes except in the ordinary and regular course of business. Such returns, reports and information statements are true and correct in all material respects insofar as they relate to the activities of FZ Georgia. On the date of this Agreement, neither FZ Georgia nor its subsidiaries is delinquent in the payment of any such tax or assessment, and no deficiencies for any amount of such tax have been proposed or assessed.

(m)

Operating Authorities. To the best knowledge of Flooring Zone, FZ Georgia and its subsidiaries have all material operating authorities, governmental certificates and licenses, permits, authorizations and approvals (“Permits”) required to conduct its business as presently conducted or proposed to be conducted. Since FZ Georgia’s inception, there has not been any notice or adverse development regarding such Permits; such Permits are in full force and effect; no material violations are or have been recorded in respect of any permit; and no proceeding is pending or threatened to revoke or limit any Permit.

(n)

Books and Records. The books and records of FZ Georgia and its subsidiaries are complete and correct, are maintained in accordance with good business practice and accurately present and reflect, in all material respects, all of the transactions therein described, and there have been no transactions involving FZ Georgia or its subsidiaries which properly should have been set forth therein and which have not been accurately so set forth.

(o)	Authority to Execute Agreement. The Board of Directors of Flooring Zone, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery by Flooring Zone of this Agreement, and has duly authorized each of the transactions hereby contemplated. Flooring Zone has the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. Flooring Zone has taken all actions required by law, its Articles of Incorporation, as amended, or otherwise to authorize the execution and delivery of this Agreement. This Agreement is valid and binding upon Flooring Zone in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Articles of Incorporation, as amended, or the Bylaws, as amended, of Flooring Zone, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to Flooring Zone.

(p)

Finder’s Fees. Flooring Zone is not, and on the Closing Date will not be liable or obligated to pay any finder’s, agent’s or broker’s fee arising out of or in connection with this Agreement or the transactions contemplated by this Agreement.

4.2

Disclosure. At the date of this Agreement and at the Closing Date, Flooring Zone will have disclosed all events, conditions and facts materially affecting the business and prospects of FZ Georgia. Flooring Zone has not now and will not have at the Closing Date, withheld knowledge of any such events, conditions or facts which it knows, or has reasonable grounds to know, may materially affect FZ Georgia’s business and prospects. Neither this Agreement nor any certificate, exhibit, schedule or other written document or statement, furnished to FZ Georgia by Flooring Zone in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

Section 5

Representations and Warranties by Carroll

5.1

Subject to the schedule of exceptions, attached hereto and incorporated herein by this reference, (which schedules shall be acceptable to Flooring Zone), Carroll represents and warrants to Flooring Zone as follows:

(a)

Authorization; No Restrictions, Consents or Approvals. Carroll has full power and authority to enter into and perform this Agreement. This Agreement has been duly executed by Carroll and constitutes the legal, valid, binding and enforceable obligation of Carroll, enforceable against him in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein, do not and will not on the Closing Date (i) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any agreement, obligation or instrument by which the Flooring Zone Stock or Carroll is bound or constitute a default thereunder, (ii) result in the creation or imposition of any lien on the

Flooring Zone Stock, (iii) constitute an event permitting termination of any agreement or instrument to which Carroll is a party or by which the Flooring Zone Stock is bound or affected, pursuant to the terms of such agreement or instrument, or (iv) conflict with, or result in or constitute a default under or breach or violation of any authorization to which Carroll is a party or by which Carroll or the Flooring Zone Stock may be bound, or result in the violation by Carroll of any laws to which Carroll or the Flooring Zone Stock may be subject, which would materially adversely affect the transactions contemplated herein. Other than applicable SEC filings regarding beneficial ownership of the Flooring Zone Stock, no authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required of Carroll in connection with the execution and delivery by Carroll of this Agreement or the performance by Carroll of his obligations hereunder.

(b)

Liabilities. Except as set forth in Schedule 4.1(e), all of the liabilities reflected in the March 31, 2008 Flooring Zone Financial Statements are liabilities of FZ Georgia. Except as set forth in Schedule 4.1(e), these liabilities will remain the liabilities of FZ Georgia following the transactions described herein and will not be assumed by Flooring Zone.

(c)

Assets. Except as set forth in Schedule 4.1(k), all of the assets reflected in the March 31, 2008 Flooring Zone Financial Statements or acquired and held as of the Closing Date, are owned by or will be transferred to Flooring Zone on the Closing Date.

(d)

Finder’s Fees. Carroll is not, and on the Closing Date, will not be liable or obligated to pay any finder’s, agent’s or broker’s fee arising out of or in connection with this Agreement or the transactions contemplated by this Agreement.

5.2

Disclosure. Carroll has and at the Closing Date he will have, disclosed all events, conditions and facts materially affecting the shares of Flooring Zone Stock he holds. Carroll has not now and will not have at the Closing Date, withheld knowledge of any such events, conditions and facts which he knows, or has reasonable grounds to know, may materially affect his shares of Flooring Zone Stock. Neither this Agreement, nor any certificate, exhibit, schedule or other written document or statement, furnished to Flooring Zone in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

Section 6

Access and Information

6.1

Subject to the protections provided by subsection 9.4 herein, Flooring Zone has and shall continue to give to Carroll and his counsel, accountants and other representatives, full access, during normal business hours throughout the period prior to the Closing, to all of

FZ Georgia’s properties, books, contracts, commitments, and records, if any, and shall furnish Carroll during such period with all such information concerning FZ Georgia’s affairs as Carroll reasonably may request.

Section 7

Covenants of Flooring Zone

7.1

No Solicitation. For a period of forty-five (45) days from the date of this Agreement, Flooring Zone will use its best efforts to cause its officers, employees, agents and representatives to not, directly or indirectly, solicit, encourage, or initiate any discussions with, or indirectly to solicit, encourage, or initiate any discussions with, to, any person or entity other than Carroll and his agents, concerning any merger, sale of substantial assets, or similar transaction involving FZ Georgia, or any sale of any of its capital stock. Flooring Zone will notify Carroll immediately upon receipt of an inquiry, offer, or proposal relating to any of the foregoing. None of the foregoing shall prohibit providing information to others in a manner in keeping with the ordinary conduct of FZ Georgia’s business, or providing information to government authorities.

7.2

Conduct of Business Pending the Transaction. Flooring Zone covenants and agrees with Carroll that, prior to the consummation of the transaction called for by this Agreement, and Closing, or the termination of this Agreement pursuant to its terms, unless Carroll shall otherwise consent in writing, and except as otherwise contemplated by this Agreement, Flooring Zone, will comply with each of the following:

(a)

It shall not (i) amend the Articles of Incorporation or Bylaws of FZ Georgia or (ii) split, combine, or reclassify any of the outstanding securities of FZ Georgia, or declare, set aside, or pay any dividend or other distribution on, or make or agree or commit to make any exchange for or redemption of any such securities payable in cash, stock or property.

(b)

It shall not (i) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of capital stock of any class of FZ Georgia, or (ii) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing, except as set forth in this Agreement.

(c)	It shall not create, incur, or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures of FZ Georgia.

(d)

It shall not (i) adopt, enter into, or amend any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any officer, director, or employee, or (ii) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director or employee except, with respect to employees who are not officers or directors, in the ordinary course of business in accordance with past practice, or with the written approval of Carroll.

(e)

It shall not sell lease, mortgage, encumber, or otherwise dispose of or grant any interest in any FZ Georgia assets or properties except for: (i) encumbrances and other dispositions or grants in the ordinary course of business and consistent with past practice; (ii) liens for taxes not yet due; (iii) liens or encumbrances that are not material in amount or effect; or (iv) as specifically provided for or permitted in this Agreement.

(f)

It shall cause FZ Georgia to not enter into any material agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in subparagraphs (a) through (f) above.

(g)

It shall cause FZ Georgia to continue to properly and promptly file when due all federal, state, local, foreign, and other tax returns, reports, and declarations required to be filed by FZ Georgia and shall cause FZ Georgia to pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by it.

(h)	It shall cause FZ Georgia to comply with all laws and regulations applicable to it.

Section 8

Covenants of Carroll

8.1

No Solicitation. For a period of forty-five (45) days from the date of this Agreement, Carroll will not discuss or negotiate with any other corporation, firm or other person or entertain or consider any inquiries or proposals relating to the possible disposition of 3,344,900 shares of Flooring Zone capital stock he holds. Notwithstanding the foregoing, Carroll shall be free to engage in activities mentioned in the preceding sentence, which are designed to further the mutual interests of the parties to this Agreement.

8.2

No Encumbrance, Pledge or Sell. For a period of forty-five (45) days from the date of this Agreement, Caroll covenants and agrees with Flooring Zone that he shall not encumber, pledge or otherwise dispose of or grant any interest in 3,344,900 shares of Flooring Zone common stock he holds, unless otherwise agreed by Flooring Zone.

Section 9

Additional Covenants of the Parties

9.1

Cooperation. Both Flooring Zone and Carroll will cooperate with each other and their respective counsel, accountants and agents in carrying out the transaction contemplated by this Agreement, and in delivering all documents and instruments deemed reasonably necessary or useful by the other party.

9.2

Expenses. Each of the parties hereto shall pay all of its respective costs and expenses (including attorneys’ and accountants’ fees, costs and expenses) incurred in connection with this Agreement and the consummation of the transactions contemplated herein.

9.3

Publicity. Prior to the Closing, any written news releases or public disclosure by either party pertaining to this Agreement shall be submitted to the other party for its review and approval prior to such release or disclosure, provided, however, that (a) such approval shall not be unreasonably withheld, and (b) such review and approval shall not be required of disclosures required to comply, in the judgment of counsel, with federal or state securities or corporate laws or policies.

9.4

Confidentiality. While each party is obligated to provide access to and furnish information in accordance with Section 6 herein, it is understood and agreed that such disclosure and information subsequently obtained as a result of such disclosures are proprietary and confidential in nature. Each party agrees to hold such information in confidence and not to reveal any such information to any person who is not a party to this Agreement, or an officer, director or key employee thereof, and not to use the information obtained for any purpose other than assisting in its due diligence inquiry in conjunction with the transaction contemplated by this Agreement. Upon request of any party, a confidentiality agreement, acceptable to the disclosing party, will be executed by any person selected to receive such proprietary information, prior to receipt of such information.

Section 10

Survival of Representations, Warranties and Covenants

10.1

The representations, warranties and covenants of Flooring Zone contained herein shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions called for by this Agreement. The representations, warranties and covenants of Carroll contained herein shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions called for by this Agreement.

Section 11

Conditions Precedent to Obligations of Parties

11.1

Conditions to Obligations of the Parties. The obligations of Flooring Zone and Carroll under this Agreement shall be subject to the fulfillment, on or prior to the Closing, of all conditions elsewhere herein set forth, including, but not limited to, receipt by the appropriate party of all deliveries required by Sections 4 and 5 herein, and fulfillment, prior to Closing, of each of the following conditions:

(a)

All representations and warranties made by Flooring Zone and Carroll in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date.

(b)

Flooring Zone and Carroll shall have performed or complied with all covenants, agreements and conditions contained in this Agreement on their part required to be performed or complied with at or prior to the Closing.

(c)

All material authorizations, consents or approvals of any and all governmental regulatory authorities necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect.

(d)

The Closing shall not violate any permit or order, decree or judgment of any court or governmental body having competent jurisdiction and there shall not have been instituted any legal or administrative action or proceeding to enjoin the transaction contemplated hereby or seeking damages from any party with respect thereto.

11.2

Conditions to Obligations of Flooring Zone. The obligations of Flooring Zone to consummate the transactions contemplated herein are subject to satisfaction (or waiver by it) of the following conditions:

(a)

Carroll will be required, at Closing, to submit an agreement confirming that he is exchanging FZ Stock for FZ Georgia Stock for investment only and not with a view to, or for sale in connection with, any distribution thereof, and agreeing not to transfer any of the FZ Georgia stock, except for those transfers falling within the exemption from registration under the Securities Act of 1933 and any applicable state securities laws, which transfers do not constitute a public distribution of securities, and in which the transferees execute an investment letter in form and substance satisfactory to counsel for FZ Georgia. The foregoing provision shall not prohibit the registration of those shares at any time following the Closing. Carroll will be required to transfer to 3,344,900 shares of Flooring Zone he owns at the Closing, free and clear of all liens, mortgages, pledges, encumbrances or changes, whether disclosed or undisclosed.

(b)	All schedules, prepared by Carroll shall be current or updated as necessary as of the Closing Date.

(c)

Each party shall have satisfied itself that since the date of this Agreement the business of the other party has been conducted in the ordinary course. In addition, each party shall have satisfied itself that no withdrawals of cash or other assets have been made and no indebtedness has been incurred since the date of this Agreement, except in the ordinary course of business incurred in connection with the Closing of this Agreement, unless said withdrawals or indebtedness were either authorized by the terms of this Agreement or subsequently consented to in writing by the parties.

(d)

Each party covenants that, to the best of its knowledge, it has complied in all material respects with all applicable laws, orders and regulations of federal, state, municipal and/or other governments and/or any instrumentality thereof, domestic or foreign, applicable to their assets, to the business conducted by them and to the transactions contemplated by this Agreement.

11.3	Conditions to Obligation of Carroll. The obligations of Carroll to consummate the transactions contemplated herein are subject to satisfaction (or waiver by them) of the following conditions:

(a)

Flooring Zone shall have provided to Carroll all financial statements required by this Agreement prepared in accordance with generally accepted accounting principles. Flooring Zone shall also provide, as of a date within thirty days of Closing, an update on any material change in the aforementioned financial statements.

(b)

Each party shall have granted to the other party (acting through its management personnel, counsel, accountants or other representatives designated by it) full opportunity to examine its books and records, properties, plants and equipment, proprietary rights and other instruments, rights and papers of all kinds in accordance with Sections 4 and 5 hereof, and each party shall be satisfied to proceed with the transactions contemplated by this Agreement upon completion of such examination and investigation.

(c)	Flooring Zone and Carroll shall agree to indemnify each other party against any liability to any broker or finder to which that party may become obligated.

(d)

The Exchange shall be approved by the Board of Directors of the Flooring Zone. Furthermore, the Exchange shall be approved by the shareholders of Flooring Zone, if deemed necessary or appropriate by counsel for the same, within thirty (30) days following execution of this Agreement. If such a meeting is deemed necessary, the management of Flooring Zone agree to recommend approval to their respective Shareholders and to solicit proxies in support of the same.

(e)

Flooring Zone and Carroll and their respective legal counsel shall have received copies of all such certificates and other documents and instruments as each party or its legal counsel may reasonably request pursuant to this Agreement or otherwise in connection with the consummation of the transactions contemplated hereby, and all such certificates, opinions and other documents and instruments received by each party shall be reasonably satisfactory, in form and substance, to each party and its legal counsel.

(f)

Both Flooring Zone and Carroll shall have the right to waive any or all of the conditions precedent to its obligations hereunder not otherwise legally required; provided, however, that no waiver by a party of any condition precedent to its obligations hereunder shall constitute a waiver by such party of any other condition.

(g)	Flooring Zone shall have obtained all necessary Blue Sky approvals or exemptions for the issuance of the Exchange Stock required prior to the Closing Date

Section 12

Termination, Amendment, Waiver

12.1

This Agreement may be terminated at any time prior to the Closing, and the contemplated transactions abandoned, without liability to either party, except with respect to the obligations of Flooring Zone and Carroll under Section 9.4 hereof:

(a)	By mutual agreement of Flooring Zone and Carroll;

(b)

If the Closing (as defined in Section 3) has not have taken place on or prior to August 1, 2008, this Agreement can be terminated upon written notice given by Flooring Zone or Carroll which is not in material default;

(c)

By Flooring Zone if in its reasonable belief there has been a material misrepresentation or breach of warranty on the part of Carroll A in the representations and warranties set forth in the Agreement.

(d)	By Carroll if in his reasonable belief there has been a material misrepresentation or breach of warranty on the part of Flooring Zone in the representations and warranties set forth in the Agreement;

(e)

By Flooring Zone if, in its opinion or that of its counsel, the Exchange does not qualify for exemption from registration under applicable federal and state securities laws, or qualification, if obtainable, cannot be accomplished in Flooring Zone’s opinion or that of its counsel, without unreasonable expense or effort;

(f)

By either party if either party shall determine in its sole discretion that the Exchange has become inadvisable or impracticable by reason of the institution or threat by state, local or federal governmental authorities or by any other person of material litigation or proceedings against any party;

(g)

By Carroll if the business or assets or financial condition of FZ Georgia, taken as a whole, have been materially and adversely affected, whether by the institution of litigation or by reason of changes or developments or in operations in the ordinary course of business or otherwise;

(h)	By Flooring Zone if Carroll fails to perform material conditions set forth in Sub-Section 11.1 and 11.3 herein;

(i)	By Carroll if examination of FZ Georgia’s books and records pursuant to Section 5 herein uncovers a material deficiency;

(j)	By Carroll if Flooring Zone fails to perform material conditions set forth in Sub-Section 11.1 and 11.2 herein.

12.2	No modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound.

Section 13

Miscellaneous

13.1

Entire Agreement. This Agreement (including the Schedules hereto) contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, representations, warranties, commitments, offers, contracts, and writings prior to the date hereof. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby.

13.2	Binding Agreement.

(a)	This Agreement shall become binding upon the parties when, but only when, it shall have been signed on behalf of all parties.

(b)

Subject to the condition stated in subsection (a), above, this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their legal representatives, successors and assigns. This Agreement, in all of its particulars, shall be enforceable by the means set forth in subsection 13.8 for the recovery of damages or by way of specific performance and the terms and conditions of this Agreement shall remain in full force and effect subsequent to Closing and shall not be deemed to be merged into any documents conveyed and delivered at the time of Closing. In the event that subsection 13.8 is found to be unenforceable as to any party for any reason or is not invoked by any party, and any person is required to initiate any action at law or in equity for the enforcement of this Agreement, the prevailing party in such litigation shall be entitled to recover from the party determined to be in default, all of its reasonable costs incurred in said litigation, including attorneys’ fees.

13.3	Counterparts. This Agreement may be executed in one or more counterparts, each of which may be deemed an original, but all of which together, shall constitute one and the same instrument.

13.4

Severability. If any provisions hereof are to be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect or any other provision hereof.

13.5

Assignability. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, that neither this Agreement nor any right hereunder shall be assignable by Flooring Zone or Carroll without prior written consent of the other party.

13.6

Captions. The captions of the various Sections of this Agreement have been inserted only for convenience of reference and shall not be deemed to modify, explain, enlarge or restrict any of the provisions of this Agreement.

13.7	Governing Law. The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of the State of Utah.

13.8

Dispute Resolution. In the event of a dispute between the parties hereto involving a claim of breach of representation or warranty hereunder, or to enforce a covenant herein (either or both of which are referred to hereafter as a “Claim”), if it is the desire of any party for quick resolution, the rights and obligations of the parties hereto arising under the terms of this Agreement with respect to such Claims and/or resolution of such disputes will be by the means of the judgment of an independent third party (“Rent-A-Judge”) who has been selected and hired through the mutual agreement of the parties. The utilization of this subsection 13.8, if invoked by any party hereto, shall be the exclusive remedy for resolving a Claim regardless of whether legal action has or has not been otherwise instituted. If legal action has been instituted by any party, and this subsection 13.8 is invoked in a timely manner, any such legal action shall be void ab initio and immediately withdrawn.

(a)

In the event of a Claim by any party, any party may make a written request upon the other parties for a “Rent-A-Judge.” A request by any party for the employment of a “Rent-A-Judge” to resolve the Claim shall be binding on all other parties to this Agreement in accordance with the terms hereof.

The parties may agree upon one “Rent-A-Judge,” but in the event that they cannot agree, there shall be three, one named in writing by each of the parties within twenty (20) days after the initial demand for employment of a “Rent-A-Judge,” and a third chosen by the two appointed. Should either party refuse or neglect to join in the appointment of the “Rent-A-Judge(s)” or to furnish the “Rent-A-Judge(s) with any papers or information demanded, the “Rent-A-Judge(s)” are empowered by all parties to this Agreement to proceed ex parte.

(b)

Claim resolution proceedings shall take place in the City or County of Salt Lake, State of Utah, and the hearing before the “Rent-A-Judge(s)” of the matter to be arbitrated shall be at the time and place within said city or county as is selected by the “Rent-A-Judge(s).” The “Rent-A-Judge(s)” shall select such time and place promptly after appointment and shall give written notice thereof to each party at least thirty (30) days prior to the date so fixed. At the hearing, any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the “Rent-A-Judge(s).” Said “Rent-A-Judge(s)” shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

(c)

If there is only one (1) “Rent-A-Judge,” his or her decision shall be binding and conclusive on the parties, and if there are three (3) “Rent-A-Judge(s)” the decision of any two (2) shall be binding and conclusive.

(d)	If three (3) “Rent-A-Judge(s)” are selected under the foregoing procedure, but two (2) of the three (3) fail to reach an agreement in the determination of the matter in question, the matter shall be decided by three (3) new “Rent-A-Judge(s)” who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two (2) of the three (3) “Rent-A-Judge(s)” selected.

(e)

The costs of such Claim resolution shall be borne by the parties equally and each party shall pay its own attorneys’ fees; provided, however, that in the event either party challenges or in any way seeks to have the Rent-A-Judge’s decision or award vacated or corrected or modified, if the challenge is denied or the original decision or award is affirmed, the challenging party shall pay the costs and fees, including reasonable attorneys’ fees, of the non-challenging party, both for the challenge and for the original Claim resolution process.

13.9

Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and delivered in person or sent by certified mail, postage prepaid and properly addressed as follows:

To Flooring Zone:

Andrew Limpert, President

The Flooring Zone, Inc.

1245 Brickyard Road, Suite 590

Salt Lake City, Utah 84106

Fax: (801) ___-____

To Carroll:

Michael Carroll
408 Brewster Lane
Saint Simons Island, Georgia 21522
Fax: (912) ___-____

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the respective party hereto.

All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 13.9 if delivered personally, shall be effective upon delivery; and, if delivered by mail, shall be effective three days following deposit in the United States mail, postage prepaid.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

FLOORING ZONE, INC.
By: ________________________________ Andrew Limpert, Director By: _________________________________
Joel Arline, Director

MICHAEL CARROLL
By: ________________________________ Michael Carroll